Exhibit 99.1

News Release

For Further Information Contact:

John P. Jordan

Vice President & Chief Financial Officer

Voice: 860-704-3955

inquire@zygo.com

ZYGO REPORTS $0.35 EPS for Q1 of FISCAL 2012,
Q1 REVENUES UP 41% OVER PRIOR YEAR

MIDDLEFIELD, CT, October 27, 2011 – Zygo Corporation (NASDAQ: ZIGO) today announced its financial results for the first quarter of fiscal 2012 ended on September 30, 2011 and points out the following highlights in its results:

  Achieved highest EPS since 2001 – $0.35 per diluted share – with net earnings increasing 137% year over year.
  Revenues increased for the sixth consecutive quarter, reaching $44.0 million for Q1 – a 41% increase year over year.
  Q1 bookings of $42.9 million increased $8.9 million, or 26%, over the prior year quarter.
  Gross margin increased to more than 49% for Q1 – the highest quarterly gross margin in over 10 years and the fifth consecutive quarter of gross margin increase.
  Operating margin for Q1 reached 18% – the highest operating margin for a quarter in over 10 years and the sixth consecutive quarter of operating margin increase.
  Metrology Solutions Division bookings during the quarter included orders valued at more than $6.0 million for high performance metrology systems from two leading Chinese optical research and manufacturing organizations.

For the first quarter of fiscal 2012, revenues of $44.0 million increased 41% over revenues of $31.1 million in the comparable prior year quarter and 3% over fourth quarter of fiscal 2011 revenues of $42.7 million, reflecting continued strong demand for both metrology and optics products.

Net earnings of $6.5 million, or $0.35 per diluted share, for the first quarter of fiscal 2012 increased by 137% over net earnings of $2.7 million or $0.16 per diluted share recorded in the first quarter of fiscal 2011.

Bookings for the first quarter of fiscal 2012 were $42.9 million, an increase of 26% over bookings of $34.0 million in the first quarter of fiscal 2011 and a slight decrease from the fourth quarter of fiscal 2011 bookings of $44.2 million. Bookings for the Metrology Solutions Division were 69% of the total; Optical Systems Division bookings were 31%. Metrology bookings increased more than 9% from the prior quarter. Backlog increased to $60.9 million at September

30, 2011, compared with $47.8 million at September 30, 2010, and was $1.1 million less than backlog of $62.0 million at June 30, 2011.

Commenting on the first quarter results, John P. Jordan, Vice President and Chief Financial Officer of Zygo Corporation, said, “We continued to improve both gross margin and operating margin through on-going improvements to operations, primarily from lean initiatives. First quarter gross margin of over 49% and operating margin over 18% represent the fifth consecutive quarter of gross margin increase and sixth consecutive quarter of operating margin increase and the highest margin levels in over 10 years. Disciplined working capital management added to earnings to bolster cash flow, strengthen the balance sheet and build the cash and marketable securities balances.”

Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation, commented, “We are very pleased with the results for the first quarter, a traditionally slower quarter for the company. This represents the fourth sequential quarterly earnings and EPS increase (after removing the gain on acquisition from the results of Q2 fiscal 2011). Subsequent to quarter end, we announced a $9 million contract with CNSE/SEMATECH that has a significant engineering component – a testament to our capabilities in extreme precision optical fabrication and metrology. Under this contract, we will be working with the leading semiconductor chip manufacturing companies on a program intended to aid researchers in extending semiconductor lithography resolution to less than 16 nanometers through the development of a next generation EUV Micro Exposure Tool in support of EUV resist and EUV mask developments. In addition, the large Metrology orders from China reflect continued confidence in our technology and our ability to deliver. Our world-class technology and drive for innovation, evidenced by our new product offerings introduced in early 2011 and the on-going large orders for advanced optics and metrology, continue to fuel our growth as customers depend on Zygo.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the first quarter of fiscal 2012 will be held at 5 PM Eastern Time on October 27, 2011 and can be accessed by dialing 800-786-5195. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements.  Forward-looking statements provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan(s)," "strategy," "project" and other words of similar meaning in connection with a discussion of future operating or financial performance.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors.  Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supplier risks; risks of booking cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to business acquisitions, including the acquisition of substantially all the assets of ASML US, Inc.'s Richmond, California facility, and integration of the business and employees; the risks related to the Company's recent changes to senior management; and the risks associated with the recovery from the recent earthquake, tsunami and nuclear disaster in Japan and its impact on our customers, suppliers, and operations.  Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law.  Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission on September 13, 2011.

Zygo Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended September 30,
	2011	2010

Net revenues	$43,992	$31,119
Cost of goods sold	22,375	16,916
Gross profit	21,617	14,203

Selling, general and administrative expenses	9,463	7,211
Research, development and engineering expenses	4,062	3,365
Operating profit	8,092	3,627

Other income (expense)
Interest income	7	3
Miscellaneous income (expense), net	(337)	178
Total other income (expense)	(330)	181
Earnings from continuing operations before income tax, including noncontrolling interests	7,762	3,808
Income tax expense	(786)	(643)
Net earnings from continuing operations	6,976	3,165

Net earnings from discontinued operations, net of tax	—	91

Net earnings including noncontrolling interests	6,976	3,256
Less: Net earnings attributable to noncontrolling interests	507	528
Net earnings attributable to Zygo Corporation	$6,469	$2,728

Basic - Earnings per share attributable
to Zygo Corporation
Continuing operations	$0.36	$0.15
Discontinued operations	—	0.01
Net earnings per share	$0.36	$0.16

Diluted - Earnings per share attributable
to Zygo Corporation
Continuing operations	$0.35	$0.15
Discontinued operations	—	0.01
Net earnings per share	$0.35	$0.16
Weighted average shares outstanding
Basic shares	17,800	17,512
Diluted shares	18,353	17,772

Net earnings from continuing operations attributable to Zygo Corporation	$6,469	$2,637

Zygo Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands)

	September 30, 2011	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$62,936	$60,039
Marketable securities	1,000	1,000
Receivables, net	33,215	31,424
Inventories	26,600	28,379
Prepaid expenses and other current assets	1,813	1,745
Deferred income taxes	55	—
Total current assets	125,619	122,587

Marketable securities	832	980
Property, plant and equipment, net	29,141	30,195
Intangible assets, net	5,646	5,842
Total assets	$161,238	$159,604

Liabilities and Equity
Current liabilities:
Accounts payable	$7,199	$7,120
Accrued expenses	15,713	19,435
Income tax payable	288	550
Current liabilities of discontinued operations	141	281
Total current liabilities	23,341	27,386

Other long-term liabilities	3,506	4,131

Commitments and contingencies

Total stockholders' equity - Zygo Corporation	131,470	124,720
Noncontrolling interests	2,921	3,367
Total equity	134,391	128,087
Total liabilities and equity	$161,238	$159,604